UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Global Limited
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ireland	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

98-1539969	98-1030901
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

15 George’s Quay Dublin 2, Ireland D02 VR98	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices) (Zip Code)	(Address of Principal Executive Offices) (Zip Code)

Aon Corporation	Aon Global Holdings plc
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

36-3051915	98-1199820
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

200 East Randolph Street Chicago, Illinois 60601 United States of America	The Aon Centre The Leadenhall Building 122 Leadenhall Street London, England, EC3V 4AN
(Address of Principal Executive Offices) (Zip Code)	(Address of Principal Executive Offices) (Zip Code)

Aon North America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

52-1245792

(I.R.S. Employer Identification no.)

200 East Randolph Street

Chicago, Illinois 60601

United States of America

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.350% Senior Notes due 2029

5.625% Senior Notes due 2031

5.800% Senior Notes due 2033

5.950% Senior Notes due 2036

6.100% Senior Notes due 2038

6.450% Senior Notes due 2046

6.450% Senior Notes due 2056

New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-297255,  333-297255-01, 333-297255-02, 333-297255-03 and 333-297255-04

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

Aon North America, Inc. (“ANA”) and Aon Global Holdings plc (together with ANA, the “Issuers”) register hereunder their 5.350% Senior Notes due 2029 (the “2029 Notes”), 5.625% Senior Notes due 2031 (the “2031 Notes”), 5.800% Senior Notes due 2033 (the “2033 Notes”), 5.950% Senior Notes due 2036 (the “2036 Notes”), 6.100% Senior Notes due 2038 (the “2038 Notes”), 6.450% Senior Notes due 2046 (the “2046 Notes”) and 6.450% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes and the 2046 Notes, the “Notes”) and the guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by each of Aon plc, Aon Corporation, and Aon Global Limited (together, the “Guarantors”). The information required by this item in respect of the Securities is incorporated herein by reference to the information set forth under the caption “Description of the Securities” in the Issuers’ Prospectus Supplement, dated September 14, 2026, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus, dated July 2, 2026, included in the Issuers and the Guarantors’ Registration Statement on Form S-3 (File Nos. 333-297255, 333-297255-01, 333-297255-02, 333-297255-03 and 333-297255-04), filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2026 and July 2, 2026, respectively.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of March 1, 2024, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Aon plc’s Current Report on Form 8-K filed with the Commission on March 1, 2024)

4.2	Second Indenture Supplement, dated as of September 17, 2026, among the Issuers, the Guarantors and the Trustee (incorporated by reference to Exhibit 4.2 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.3	Form of 2029 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.3 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.4	Form of 2031 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.4 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.5	Form of 2033 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.5 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.6	Form of 2036 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.6 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.7	Form of 2038 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.7 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.8	Form of 2046 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.8 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

4.9	Form of 2056 Notes (including the Guarantees) (incorporated by reference to Exhibit 4.9 to Aon plc’s Current Report on Form 8-K filed with the Commission on September 17, 2026)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: September 17, 2026

AON NORTH AMERICA, INC.
(Registrant)

By:	/s/ Robert Lee
	Name:	Robert Lee
	Title:	Vice President

AON GLOBAL HOLDINGS PLC
(Registrant)

By:	/s/ Gardner Mugashu
	Name:	Gardner Mugashu
	Title:	Director

AON PLC
(Registrant)

By:	/s/ John King
	Name:	John King
	Title:	Global Treasurer

AON CORPORATION
(Registrant)

By:	/s/ Robert Lee
	Name:	Robert Lee
	Title:	Vice President

AON GLOBAL LIMITED
(Registrant)

By:	/s/ Alistair Boyd
	Name:	Alistair Boyd
	Title:	Director